UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011 (August 22, 2011)
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Broadview Networks Holdings, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
333-142946 (Commission File Number)
11-3310798 (IRS Employer Identification No.)
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800 Westchester Avenue, Rye Brook, NY 10573
(914) 922-7000
(Address of principal executive offices and telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Mr. Patton
On August 22, 2011, John S. Patton, Jr. resigned as a director of Broadview Networks Holdings, Inc. (the “Company”), effective as of August 22, 2011. Mr. Patton indicated that he has no disputes regarding the Company's operations, policies or practices.
Appointment of Ms. Kelly
On August 22, 2011, Kim Kelly was designated by MCG Capital Corporation (“MCG”), and duly elected by the Company's Board of Directors (the “Board”), to serve on the Board pursuant to the Third Amended and Restated Shareholders Agreement, by and among the Company and the shareholders named therein, dated as of May 31, 2007 (as amended, modified or supplemented from time to time, the “Shareholders Agreement”), which provides MCG the right to designate four persons to serve on the Board. Ms. Kelly is not expected to serve on any committee of the Board at this time.

Since June 2005, Ms. Kelly has served as a consultant, primarily to private equity firms, in the media and restructuring fields. Most recently, from December 2008 to July 2010, Ms. Kelly served as Chief Restructuring Officer for Equity Media Holdings Corporation, a former NASDAQ issuer.  Previously, Ms. Kelly held executive positions with a number of large media companies.  From May 2004 until April 2005, Ms. Kelly served as the President and Chief Executive Officer, and from April 2004 until April 2006 as a director, of Arroyo Video Solutions, Inc., a software company serving video service providers.  From 1990 to August 2003, Ms. Kelly was employed by Insight Communications Company, Inc., where she was President from January 2002 to August 2003, Chief Operating Officer from January 1998 to August 2003 and Executive Vice President and Chief Financial Officer from 1990 to January 2002.  Ms. Kelly also served as a director at Insight Communications from July 1999 to August 2003.  From July 1999 to 2003, she also served as Chief Executive Officer of Insight Midwest, L.P. Ms. Kelly currently serves as a trustee of BNY Mellon Funds Trust.  Ms. Kelly is a graduate of George Washington University.

Since the beginning of the Company's last fiscal year, there has been no transaction or any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which Ms. Kelly has or will have a direct or indirect material interest.

The description of the Shareholders Agreement above does not purport to be complete and is qualified in its entirety by reference to the Shareholders Agreement, a copy of which was filed with the Company's Form 8-K on November 19, 2007 (File No. 333-142946), and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2011

BROADVIEW NETWORKS HOLDINGS, INC.

By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary